FIRST SUPPLEMENTAL TRUST INDENTURE

This First Supplemental Trust Indenture is entered into as of the 17th day of February, 2011.

AMONG:

BAYTEX ENERGY CORP., a corporation existing under the laws of the Province of Alberta and having its head office in the City of Calgary, in the Province of Alberta (hereinafter called "Baytex")

AND

VALIANT TRUST COMPANY, a trust company continued under the laws of Canada and registered to carry on business in the Province of Alberta (hereinafter called the "Indenture Trustee")

WITNESSETH THAT:

WHEREAS (i) Baytex; (ii) Baytex Energy Ltd. ("BEL"); (iii) BEL, Baytex Oil & Gas Ltd., Baytex Energy Partnership, Baytex Marketing Ltd. and Baytex Energy USA Ltd.; and (iv) the Indenture Trustee entered into a trust indenture dated August 26, 2009, as amended and restated on January 1, 2011 (the "Indenture"), providing for the creation and issuance of a first series of debentures being 9.15% series A senior unsecured debentures due August 26, 2016 (the "Series A Debentures");

AND WHEREAS the Board of Directors of Baytex has resolved to create and issue a second series of debentures being 6.75% series B senior unsecured debentures due February 17, 2021 (the "Series B Debentures");

AND WHEREAS Section 12.1 of the Indenture provides that, subject to Board Resolution (as defined in the Indenture), the Indenture Trustee and Baytex may enter into indentures supplemental to the Indenture;

AND WHEREAS pursuant to Section 2.2 of the Indenture, the creation of any series of Debt Securities (as defined in the Indenture) requires Baytex to enter into this first supplemental indenture (this "Supplemental Indenture") with the Indenture Trustee to provide for such creation and issuance of the Series B Debentures and for the purpose of establishing the terms of the Series B Debentures and the form and denomination in which the Series B Debentures may be issued;

AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Supplemental Indenture, to make the same effective and binding upon Baytex and the Indenture Trustee, and to make the Series B Debentures, when authenticated or certified by the Indenture Trustee and issued as provided in the Indenture and this Supplemental Indenture, valid, binding and legal obligations of Baytex with the benefit and subject to the terms of the Indenture and this Supplemental Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by Baytex and not by the Indenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

DEFINITIONS AND AMENDMENTS TO INDENTURE

1.1 Definitions

If any term or provision contained in this Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Indenture, the terms and provisions of this Supplemental Indenture shall govern; provided, however, that the terms and provisions of this Supplemental Indenture may modify or amend the terms of the Indenture solely as applied to the Series B Debentures. In this Supplemental Indenture references to "BEL" shall have the same meaning as the references to "Baytex" as defined in the Indenture and references to "Baytex" in this Supplemental Indenture shall have the same meaning as the references to "New Baytex" as defined in the Indenture.

In this Supplemental Indenture, except as otherwise defined herein or unless the context otherwise requires, all terms defined in the Indenture and used but not defined in this Supplemental Indenture (including the recitals hereto) shall have the meanings specified in the Indenture, and in addition, in this Supplemental Indenture and in the Series B Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)
"Change of Control" means the occurrence of any one of the following: (i) all or substantially all of the property, assets and undertaking of Baytex on a consolidated basis becomes the property of any other Person who is not an Affiliate of Baytex; or (ii) a Person who is not an Affiliate of Baytex, or group of such Persons acting jointly or in concert, acquires Common Shares (and/or securities convertible into Common Shares, as applicable) representing (on a diluted basis, but only giving effect to the conversion or exercise of convertible securities held by such Person or group of Persons) greater than 50% of the Common Shares, as applicable;

(b)
"Debt Securities" means the debentures, notes or other evidence of indebtedness of Baytex issued and certified hereunder, or deemed to be issued and certified hereunder, and includes Global Debt Securities and for greater certainty, the Series A Debentures and the Series B Debentures; and

(c)	"Permitted Investments" means any of the following:

(i)	Investments in Cash Equivalents;

(ii)
Investments by Baytex or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Wholly-Owned Restricted Subsidiary or (ii) is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Baytex or a Wholly-Owned Restricted Subsidiary;

(iii)	Investments by Baytex or any of the Restricted Subsidiaries in any one of the other of them; provided that any Indebtedness evidencing such Investment is unsecured;

(iv)	Investments existing on the Closing Date;

(v)	Investments made as a result of the receipt of non cash consideration in an Asset Sale permitted under Section 6.11 of the Indenture;

(vi)
Investments consisting of loans and advances to officers and employees of Baytex and any Restricted Subsidiary for reasonable travel, relocation and business expenses in the ordinary course of business for bona fide business purposes not in excess of $5,000,000 at any one time outstanding;

(vii)	Investments the payment for which consists exclusively of Capital Stock (exclusive of Disqualified Stock) of Baytex;

(viii)	Hedging Obligations of Baytex and its Restricted Subsidiaries in compliance with the Indenture; and

(ix)	other Investments that do not exceed $25,000,000 in the aggregate at any one time outstanding.

1.2 Amendments to Indenture

This Supplemental Indenture shall, unless otherwise required, be subject to the interpretation provisions contained in Article 1 of the Indenture. When entered into by the parties, this Supplemental Indenture shall be supplemental to, part of and read together with the Indenture as a single instrument, and all of the provisions of the Indenture, as supplemented by this Supplemental Indenture, shall apply to the Series B Debentures. The Indenture is and shall remain in full force and effect with regards to all matters governing the Series A Debentures and with regards to all matters governing the Series B Debentures, except as the Indenture is amended, superceded, modified or supplemented by this Supplemental Indenture. Any references in the text of this Supplemental Indenture to section numbers, article numbers, "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to the Indenture unless otherwise qualified.

ARTICLE 2

THE SERIES B DEBENTURES

2.1 Definitions

In this Article 2 and in the Series B Debentures, the following terms have the following meanings:

(a)
"Applicable Redemption Premium" means, with respect to any Series B Debenture on any redemption date, the greater of: (i) 1.0% of the principal amount of the Series B Debenture; and (ii) the excess of: (A) the Discounted Value at such redemption date of the Remaining Scheduled Payments of such Series B Debenture, determined by discounting, on a semi-annual basis, such amounts from the dates on which they would have been payable at a rate equal to the Reinvestment Yield; and  (B) the principal amount of the Series B Debenture;

(b)	"Called Principal" means, with respect to any Series B Debenture, the principal of such Series B Debenture that is to be prepaid pursuant to an optional redemption;

(c)
"Discounted Value" means, with respect to the Called Principal of any Series B Debentures, the amount obtained by discounting, on a semi-annual basis, all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the date of calculation of the redemption price with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series B Debentures is payable) equal to the Reinvestment Yield with respect to such Called Principal;

(d)	"Interest Payment Date" means August 17 and February 17 of each year that the Series B Debentures are outstanding, commencing on August 17, 2011;

(e)
"Interest Period" means the period commencing on the later of (i) the date of issue of the Series B Debentures; and (ii) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the date immediately preceding the Interest Payment Date in respect of which interest is payable;

(f)
"Record Date" means the date specified for determining holders entitled to receive interest on the Series B Debentures on any Interest Payment Date and for the Series B Debentures shall be as specified in Section 2.5(c) hereof;

(g)
"Remaining Scheduled Payments" means, with respect to the Called Principal of any Series B Debenture, all payments of such Called Principal and interest thereon that would be due after the date of calculation of the redemption price with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such date of calculation of the redemption price is not a date on which interest payments are due to be made under the terms of such Series B Debentures, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such date of calculation of the redemption price and required to be paid on such date;

(h)
"Reinvestment Yield" means, with respect to the Called Principal of any Series B Debenture, the sum of (i) 1.00% per annum plus (ii) the yield to maturity implied by the yields reported, as of 10:00 a.m. (Toronto time) on the third Business Day preceding the date of calculation of the redemption price with respect to such Called Principal, on the display designated as "TD PX1" of the Bloomberg Financial Markets Services Screen (or such other display as may replace the aforementioned screen) for actively traded Government of Canada securities having a maturity equal to such Called Principal as of such date of calculation of the redemption price;

(i)	"Series B Debentures" means the 6.75% Series B senior unsecured debentures due February 17, 2021 as described in this Article 2;

(j)	"Series B Debenture Account" means any account which is designated in writing to the Indenture Trustee as the Series B Debenture Account; and

(k)	"Series B Maturity Date" has the meaning ascribed thereto in Section 2.4 hereof.

2.2 Creation and Designation

In accordance with this Indenture, Baytex is authorized to issue a series of Debt Securities designated "6.75% Series B Debentures due February 17, 2021", which will have the terms set out in this Article 2.

2.3 Limitation on Aggregate Principal Amount

The aggregate principal amount of Series B Debentures which may be issued under this Indenture will consist of and initially be limited to US$150,000,000 in lawful money of the United States of America. Baytex may, from time to time, without the consent of any existing holders of the Series B Debentures, create and issue additional Series B Debentures hereunder having the same terms and conditions as the Series B Debentures in all respects, except for the date of issuance, issue price and first payment of interest thereon. Additional Series B Debentures so created and issued will be consolidated with and form a single series with the Series B Debentures.

2.4 Date of Issue and Maturity

The Series B Debentures will be dated February 17, 2011 and will become due and payable, together with all accrued interest and unpaid interest thereon, on February 17, 2021 (the "Series B Maturity Date").

2.5 Interest

(a)
The Series B Debentures will be issued in US$1,000 denominations or integral multiples thereof and bear interest on the unpaid principal amount thereof at the rate of 6.75% per annum from their date of issue to, but excluding, the Series B Maturity Date, compounded semi-annually and payable in arrears on each Interest Payment Date. The first Interest Payment Date will be August 17, 2011.

(b)
Interest will be payable in respect of each Interest Period (after, as well as before, the Series B Maturity Date, default and judgement, with overdue interest at the same rate) on each Interest Payment Date in accordance with Section 2.11 and Section 2.15 of the Indenture.  Interest on the Series B Debentures will be computed on the basis of a year of 365 days based on the actual number of days elapsed and will accrue from day to day.

(c)
While the Series B Debentures are represented by a Global Debt Security, the Record Date will be the close of business five Business Days preceding the relevant Interest Payment Date. If the Series B Debentures cease to be represented by a Global Debt Security, Baytex may select a Record Date which will be a date that is at least 10 Business Days preceding an Interest Payment Date.

2.6 Optional Redemption of Series B Debentures

(a)
At any time prior February 17, 2014, upon not less than 30 nor more than 60 days’ notice, Baytex may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series B Debentures at a redemption price of 106.75% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net proceeds received by Baytex from one or more public equity offerings.  Baytex may only do this, however, if:

(i)	at least 65% of the aggregate principal amount of Series B Debentures initially issued would remain outstanding immediately after the proposed redemption; and

(ii)	the redemption occurs within 75 days after the closing of the public equity offering in question.

(b)
At any time and from time to time prior to February 17, 2016, Baytex may also, at its option, redeem all or part of the Series B Debentures, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date.

(c)
Baytex may also redeem all or part of the Series B Debentures after February 17, 2016 and prior to maturity upon not less than 30 nor more than 60 days' prior notice.  These redemptions will be in amounts of US$1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of the principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing February 17 of the years set forth below.  This redemption is subject to the right of holders of record on the relevant regular Record Date that is prior to the redemption date to receive interest due on an interest payment date.

Year	Redemption Price
2016	103.375%
2017	102.250%
2018	101.125%
2019	100%
2020	100%

(d)
Where less than all of the Series B Debentures are to be redeemed pursuant to their terms, the Series B Debentures to be so redeemed will be redeemed on a pro rata basis according to the principal amount of Series B Debentures registered in the respective name of each holder of Series B Debentures or in such other manner as the Indenture Trustee may consider equitable.

(e)
Unless otherwise specifically provided in this Section 2.6, the terms of Article 5 of the Indenture shall apply to the redemption of any Series B Debentures and in the event of any inconsistency, the terms of this Section 2.6 shall prevail.

2.7 Form of Series B Debentures

The Series B Debentures will be issuable as Global Debt Securities. The Series B Debentures will be substantially in the forms set out in Schedule "A" hereto with changes as may be reasonably required by CDS and which are not prejudicial to the holders of the Series B Debentures, and any other changes as may be approved or permitted by Baytex, with such approval in each case to be conclusively deemed to have been given by the officers of Baytex executing the same in accordance with Article 2 of the Indenture.

2.8 Currency of Payment

The principal of, and interest on, the Series B Debentures will be payable in United States dollars.

2.9 Additional Amounts

Baytex will not be required to pay an additional amount on the Series B Debentures in respect of any tax, assessment or government charge withheld or deducted.

2.10 Indenture Trustee, etc.

The Indenture Trustee will be the Indenture Trustee, authenticating agent, paying agent, transfer agent and registrar for the Series B Debentures.

2.11 Inconsistency

In the case of any conflict or inconsistency between this Article 2 and any other provision of the Indenture or this Supplemental Indenture, Article 2 of this Supplemental Indenture shall, as to the Series B Debentures, govern and prevail.

ARTICLE 3

ADDITIONAL MATTERS

3.1 Confirmation of Indenture

On the date hereof, the Indenture shall be supplemented in accordance with this Supplemental Indenture, and this Supplemental Indenture shall form part of the Indenture for all purposes, and the holder of every Debenture heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect as supplemented by this Supplemental Indenture and is in all respects confirmed

3.2 Acceptance of Trusts

The Indenture Trustee hereby accepts the trusts in the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Indenture as supplemented by this Supplemental Indenture.

3.3 Governing Law

This Supplemental Indenture shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated, in all respects, as an Alberta contract.

3.4 Further Assurances

The parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Supplemental Indenture, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Supplemental Indenture and carry out its provisions.

3.5 Counterparts

This Supplemental Indenture may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

BAYTEX ENERGY CORP.
By:	/s/ W. Derek Aylesworth, Chief Financial Officer
Authorized Signatory

By:	/s/ Murray Desrosiers, Vice-President, General Counsel and Corporate Secretary
Authorized Signatory
VALIANT TRUST COMPANY
By:	/s/ Dan Sander, Senior Manager Corporate Trust
Authorized Signatory
By:	/s/ Philip Menard, Assistant Corporate Secretary
Authorized Signatory

SCHEDULE "A"

TO THE SUPPLEMENTAL TRUST INDENTURE BETWEEN

BAYTEX ENERGY CORP. AND VALIANT TRUST COMPANY

THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBT SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL DEBT SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS"), BAYTEX ENERGY CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.  THIS CERTIFICATE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ]

ISIN/CUSIP: CA07317QAC92 / 07317QAC9

No.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                               US$

BAYTEX ENERGY CORP.

(A corporation incorporated under the laws of Alberta)

6.75% SERIES B SENIOR UNSECURED DEBENTURE

DUE FEBRUARY 17, 2021

BAYTEX ENERGY CORP. ("Baytex") for value received hereby acknowledges itself indebted and, subject to the provisions of the amended and restated trust indenture dated as of January 1, 2011 (the "Original Indenture") among Baytex, Valiant Trust Company (the "Debenture Trustee") and Baytex Energy Ltd., Baytex Oil & Gas Ltd., Baytex Energy Partnership, Baytex Marketing Ltd. and Baytex Energy USA Ltd. (the "Guarantors"), as supplemented by the first supplemental indenture dated February 17, 2011 between Baytex and the Debenture Trustee (the "First Supplemental Indenture" and collectively with the Original Indenture, the "Indenture") promises to pay to the registered holder hereof on February 17, 2021 (the "Maturity Date") or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of  (US$) in lawful money of the United States of America on presentation and surrender of this Series B Debenture at the main branch of the Debenture Trustee in Calgary, Alberta or in Toronto, Ontario, in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.75% per annum, in like money, in arrears in equal semi-annual instalments on August 17 and February 17 in each year commencing on August 17, 2011 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should Baytex at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Series B Debenture.

This Series B Debenture is one of the Series B Debentures of Baytex issued under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which this Series B Debenture and other Debt Securities are or are to be issued and held and the rights and remedies of the holder of this Series B Debenture and other Debt Securities and of Baytex and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Series B Debenture by acceptance hereof assents.

The Debt Securities are issuable only in denominations of US$1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debt Securities of any denomination may be exchanged for an equal aggregate principal amount of Debt Securities in any other authorized denomination or denominations.

This Series B Debenture may be redeemed at the option of Baytex on the terms and conditions set out in the Indenture at the redemption price therein.

Upon the occurrence of a Change of Control of Baytex, the holders may require Baytex to repurchase such holder's Debt Securities, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Debt Securities, plus accrued and unpaid interest, if any, to the date of purchase.

The indebtedness evidenced by this Series B Debenture, and by all other Debt Securities now or hereafter certified and delivered under the Indenture, is a direct senior unsecured obligation of Baytex.

The right is reserved to Baytex to purchase Debt Securities for cancellation in accordance with the provisions of the Indenture.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debt Securities outstanding thereunder (or in certain circumstances specific series of Debt Securities) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debt Securities outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Series B Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares, officers or agents of Baytex in respect of any obligation or claim arising out of the Indenture or this Series B Debenture.

This Series B Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as Baytex with the approval of the Debenture Trustee may designate. No transfer of this Series B Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Series B Debenture for cancellation. Thereupon a new Series B Debenture or Series B Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Series B Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

This Series B Debenture and the Indenture are governed by, and are to be construed and enforced in accordance with, the laws of the Province of Alberta.

Capitalized words or expressions used in this Series B Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF BAYTEX ENERGY CORP. has caused this Series B Debenture to be signed by its authorized representatives as of the ____ day of ______________, 20____.

BAYTEX ENERGY CORP.

By:       __________________

By:       __________________

(FORM OF DEBENTURE TRUSTEE'S CERTIFICATE)

This Series B Debenture is one of the 6.75% series B senior unsecured debentures due February 17, 2021 referred to in the Indenture within mentioned.

VALIANT TRUST COMPANY

By:  ___________________

(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Debenture Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________, whose address and social insurance number, if applicable, are set forth below, this Series B Debenture (or US$______________ principal amount hereof*) of BAYTEX ENERGY CORP. ("Baytex") standing in the name(s) of the undersigned in the register maintained by Baytex with respect to such Series B Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Series B Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Series B Debenture is to be transferred, indicate in the space provided the principal amount (which must be US$1,000 or an integral multiple thereof, unless you hold an Series B Debenture in a non-integral multiple of US$1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Offer, in which case such Series B Debenture is transferable only in its entirety) to be transferred.

1.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Series B Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

2.
The registered holder of this Series B Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Series B Debenture.

Signature of Guarantor:

___________________                                                                          ________________________________
Authorized Officer                                                                                     Signature of transferring registered holder

____________________
Name of Institution

EXHIBIT "1"

TO CDS GLOBAL SERIES B DEBENTURE

BAYTEX ENERGY CORP.

6.75% SERIES B SENIOR UNSECURED DEBENTURES

DUE FEBRUARY 17, 2021

Initial Principal Amount:US$ ISIN/CUSIP:  CA07317QAC92 / 07317QAC9

Authorization: ________________________

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBT SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL DEBT SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS"), BAYTEX ENERGY CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.  THIS CERTIFICATE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BAYTEX ENERGY CORP. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO BAYTEX ENERGY CORP., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ].

ISIN/CUSIP: CA07317QAB10 / 07317QAB1

No.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              US$

BAYTEX ENERGY CORP.

(A corporation incorporated under the laws of Alberta)

6.75% SERIES B SENIOR UNSECURED DEBENTURE

DUE FEBRUARY 17, 2021

BAYTEX ENERGY CORP. ("Baytex") for value received hereby acknowledges itself indebted and, subject to the provisions of the amended and restated trust indenture dated as of January 1, 2011 (the "Original Indenture") among Baytex, Valiant Trust Company (the "Debenture Trustee") and Baytex Energy Ltd., Baytex Oil & Gas Ltd., Baytex Energy Partnership, Baytex Marketing Ltd. and Baytex Energy USA Ltd. (the "Guarantors"), as supplemented by the first supplemental indenture dated February 17, 2011 between Baytex and the Debenture Trustee (the "First Supplemental Indenture" and collectively with the Original Indenture, the "Indenture") promises to pay to the registered holder hereof on February 17, 2021 (the "Maturity Date") or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of  (US$) in lawful money of the United States of America on presentation and surrender of this Series B Debenture at the main branch of the Debenture Trustee in Calgary, Alberta or in Toronto, Ontario, in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.75% per annum, in like money, in arrears in equal semi-annual instalments on August 17 and February 17 in each year commencing on August 17, 2011 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should Baytex at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Series B Debenture.

This Series B Debenture is one of the Series B Debentures of Baytex issued under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which this Series B Debenture and other Debt Securities are or are to be issued and held and the rights and remedies of the holder of this Series B Debenture and other Debt Securities and of Baytex and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Series B Debenture by acceptance hereof assents.

The Debt Securities are issuable only in denominations of US$1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debt Securities of any denomination may be exchanged for an equal aggregate principal amount of Debt Securities in any other authorized denomination or denominations.

This Series B Debenture may be redeemed at the option of Baytex on the terms and conditions set out in the Indenture at the redemption price therein.

Upon the occurrence of a Change of Control of Baytex, the holders may require Baytex to repurchase such holder's Debt Securities, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Debt Securities, plus accrued and unpaid interest, if any, to the date of purchase.

The indebtedness evidenced by this Series B Debenture, and by all other Debt Securities now or hereafter certified and delivered under the Indenture, is a direct senior unsecured obligation of Baytex.

The right is reserved to Baytex to purchase Debt Securities for cancellation in accordance with the provisions of the Indenture.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debt Securities outstanding thereunder (or in certain circumstances specific series of Debt Securities) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debt Securities outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Series B Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares, officers or agents of Baytex in respect of any obligation or claim arising out of the Indenture or this Series B Debenture.

This Series B Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as Baytex with the approval of the Debenture Trustee may designate. No transfer of this Series B Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Series B Debenture for cancellation. Thereupon a new Series B Debenture or Series B Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Series B Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

This Series B Debenture and the Indenture are governed by, and are to be construed and enforced in accordance with, the laws of the Province of Alberta.

Capitalized words or expressions used in this Series B Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF BAYTEX ENERGY CORP. has caused this Series B Debenture to be signed by its authorized representatives as of the ____ day of ______________, 20____.

BAYTEX ENERGY CORP.

By:  ______________________________

By:  ______________________________

(FORM OF DEBENTURE TRUSTEE'S CERTIFICATE)

This Series B Debenture is one of the 6.75% series B senior unsecured debentures due February 17, 2021 referred to in the Indenture within mentioned.

VALIANT TRUST COMPANY

By:   ___________________

(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Debenture Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________, whose address and social insurance number, if applicable, are set forth below, this Series B Debenture (or US$______________ principal amount hereof*) of BAYTEX ENERGY CORP. ("Baytex") standing in the name(s) of the undersigned in the register maintained by Baytex with respect to such Series B Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Series B Debenture in such register, with full power of substitution in the premises.

Dated:  _____________________________________________________

Address of Transferee:  _________________________________________
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:  __________________

*If less than the full principal amount of the within Series B Debenture is to be transferred, indicate in the space provided the principal amount (which must be US$1,000 or an integral multiple thereof, unless you hold an Series B Debenture in a non-integral multiple of US$1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Offer, in which case such Series B Debenture is transferable only in its entirety) to be transferred.

1.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Series B Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

2.
The registered holder of this Series B Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Series B Debenture.

Signature of Guarantor:

__________________________                                                          _______________________________
Authorized Officer                                                                                     Signature of transferring registered holder

__________________________
Name of Institution

EXHIBIT "1"

TO CDS GLOBAL SERIES B DEBENTURE

BAYTEX ENERGY CORP.

6.75% SERIES B SENIOR UNSECURED DEBENTURES

DUE FEBRUARY 17, 2021

Initial Principal Amount:US$ ISIN/CUSIP:  CA07317QAB10 / 07317QAB1

Authorization: ________________________

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization